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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  January 2, 1996.



                               THE RIVAL COMPANY
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            (Exact name of registrant as specified in its charter)


           Delaware                                             43-0794462
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(State or other jurisdiction of                              (I.R.S.Employer
 incorporation or organization)                             Identification No.)


                         Commission file number 0-20274
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    800 E. 101st Terrace, Kansas City, MO                          64131
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   (Address of principal executive offices)                     (Zip Code)



                                 (816) 943-4100
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              (Registrant's telephone number, including area code)



                                Not applicable
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             (Former name, former address and former fiscal year,
                         if changed from last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 2, 1996, the Company acquired 100% of the common stock of Fasco Consumer Products, Inc. ("Fasco"), from H.S. Investments Inc., a subsidiary of BTR Dunlop, Inc. Fasco is a manufacturer of heating, ventilating and other convenience products that are distributed through wholesale and retail markets with annual sales of approximately $40 million.

The Company paid $23,532,000 in cash as consideration for the common stock of Fasco and a non-compete agreement from H.S. Investments Inc. and its affiliates. The amount of the consideration was determined by negotiation between the parties. The source of the funds used by the Company to effect the acquisition was borrowings under its revolving credit agreement which was amended to increase the facility from $50 million to $75 million to accommodate the transaction. The acquisition will be accounted for as a purchase and, accordingly, the purchase price will be allocated to Fasco's assets and liabilities based upon their respective fair values.

The financial statements of Fasco and pro forma financial information relating to the business acquired which are required by Item 7 of Form 8-K are not presently available. The required financial statements and pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, and in no event later than March 18, 1996.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

         Exhibit 2 Stock Purchase Agreement between H.S. Investments Inc. as seller, and The Rival Company, as buyer, dated as of December 29, 1995.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               THE RIVAL COMPANY



Date:  January 16, 1996


    /s/ William L. Yager
By: __________________________________________________
    William L. Yager
    Senior Vice President - Finance and Administration
    Duly Authorized Officer

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